UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2024

SOUND POINT MERIDIAN CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23881	88-2315951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2293

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 26, 2024, the Board of Directors of Sound Point Meridian Capital, Inc., a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Company”), accepted the resignation of Ivana Kovačić as Chief Compliance Officer (“CCO”) of the Company and appointed Lucas D. Foss to succeed Ms. Kovačić as CCO of the Company, effective upon the resignation of Ms. Kovačić. The appointment was made in connection with the departure of Ms. Kovacic from ALPS Fund Services, Inc. (“SS&C ALPS”) to pursue other opportunities effective July 26, 2024. Mr. Foss will serve as CCO of the Company until his successor is duly appointed or until his resignation or removal.

Mr. Foss, age 46, joined SS&C ALPS in November 2017. He currently serves as Director, Fund Compliance and Governance, at SS&C Registered Fund Services and has over 23 years of experience within the fund services industry. He is the President of two series trusts that include both proprietary and non-proprietary registered funds. He also leads the Fund CCO Services group and reports to multiple boards as the funds’ CCO. Mr. Foss received a B.A. in Economics from the University of Vermont and holds the Certified Securities Compliance Professional (CSCP) designation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sound Point Meridian Capital, Inc.

Date: July 26, 2024	By:	/s/ Ujjaval Desai
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

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